Exhibit 99.1

Supermicro Announces Fourth Quarter and Full Fiscal Year 2025 Financial Results

SAN JOSE, Calif. -- August 5, 2025 -- (BUSINESS WIRE) -- Super Micro Computer, Inc. (NASDAQ: SMCI) (“Supermicro” or the “Company”), a Total IT Solution Provider for AI, Cloud, Storage, and 5G/Edge, today announced unaudited financial results for its fourth quarter and full fiscal year ended June 30, 2025.

Fourth Quarter Fiscal Year 2025 Highlights

•Net sales of $5.8 billion versus $4.6 billion in Q3'25 and $5.4 billion in Q4'24.

•Gross margin of 9.5% versus 9.6% in Q3'25 and 10.2% in Q4'24.

•Net income of $195 million versus $109 million in Q3'25 and $297 million in Q4'24.

•Diluted net income per common share of $0.31 versus $0.17 in Q3'25 and $0.46 in Q4'24.

•Non-GAAP diluted net income per common share of $0.41 versus $0.31 in Q3'25 and $0.54 in Q4'24.

•Cash flow provided by operations for Q4'25 of $864 million and capital expenditures and investments of $79 million.

“We made solid progress in FY25 by growing our AI solution leadership in Neoclouds, CSPs, Enterprises, and Sovereign entities, which fueled our 47% annual growth,” said Charles Liang, Founder, President and CEO of Supermicro. “I’m especially excited about our new Datacenter Building Block Solutions (DCBBS), which offer exceptional value to customers seeking faster datacenter deployment and time-to-online advantages. With support from our expanding global operations that help mitigate tariffs and regional costs, combined with a growing enterprise customer base, AI product innovations, and robust DCBBS-powered total solutions, we’re on track to grow more large-scale datacenter customers from four in FY25 to six to eight in FY26.”

The Non-GAAP gross margin for the fourth quarter of fiscal year 2025 was 9.6% with adjustments for stock-based compensation expenses of $7 million. The Non-GAAP diluted net income per common share for the fourth quarter of fiscal year 2025 was $0.41.

Fiscal Year 2025 Summary

Net sales for the fiscal year ended June 30, 2025, were $22.0 billion versus $15.0 billion for the fiscal year ended June 30, 2024. Net income for fiscal year 2025 was $1.0 billion, or $1.68 per diluted share, versus $1.2 billion, or $1.92 per diluted share, for fiscal year 2024.

For the full fiscal year ended 2025, the Non-GAAP gross margin was 11.2% with adjustments for stock-based compensation expenses of $25 million. Non-GAAP net income for fiscal year 2025 was $1.3 billion, or $2.06 per diluted share, versus $1.3 billion, or $2.12 per diluted share, for fiscal year 2024. This non-GAAP net income includes adjustments for stock-based compensation expenses and the loss on extinguishment of convertible notes of $239 million and $23 million, which are net of the related tax effect of $75 million and $8 million for fiscal year 2025.

As of June 30, 2025, total cash and cash equivalents was $5.2 billion and total bank debt and convertible notes were $4.8 billion.

Business Outlook

The Company expects net sales of $6.0 billion to $7.0 billion for the first quarter of fiscal year 2026 ending September 30, 2025, GAAP net income per diluted share of $0.30 to $0.42 and non-GAAP net income per diluted share of $0.40 to $0.52. The Company’s projections for GAAP and non-GAAP net income per diluted share assume a tax rate of approximately 13.0% and 15.5%, respectively, and a fully diluted share count of 631 million shares for GAAP and fully diluted share count of 644 million shares for non-GAAP. The outlook for first quarter of fiscal year 2026 GAAP net income per diluted share includes approximately $69 million in expected stock-based compensation, net of related tax effects of $20 million that are excluded from non-GAAP net income per diluted share.

For fiscal year 2026, the Company expects net sales of at least $33.0 billion.

Conference Call and Webcast Information

Supermicro will present a live audio webcast of a conference call to review its fourth quarter and full-year fiscal 2025 financial results on Tuesday, August 5, 2025, at 5:00 p.m. ET / 2:00 p.m. PT. The webcast will be available at https://ir.supermicro.com.

A replay of the webcast will be available shortly after the call at the same website and will remain accessible for one year.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “may,” "plan,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Such forward looking statements may include statements regarding, among other things, guidance for the first quarter of fiscal year 2026 and full year fiscal 2026 guidance, expectations that additional customer commitments will be secured in the upcoming second and third quarters of fiscal year 2026, meeting the Company's long-term targets and capitalizing on the growing market opportunity in the long-term, and our progressing leadership in DCBBS, DLC and AI technology. Such forward looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including: (i) our quarterly operating results may fluctuate, (ii) as we increasingly target larger customers and larger sales opportunities, our customer base may become more concentrated, our cost of sales may increase, our margins may be lower and our sales may be less predictable, (iii) the average sales prices for our server solutions could decline if customers do not continue to purchase our latest generation products or additional components, and (v) adverse economic conditions could affect our business, including, but not limited to, increased tariffs. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward looking statements are detailed in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings, particularly in our Annual Report on Form 10-K for our fiscal year ended June 30, 2024, and Quarterly Reports on Form 10-Q filed thereafter.

About Super Micro Computer, Inc.

Supermicro (NASDAQ: SMCI) is a global leader in Application-Optimized Total IT Solutions. Founded and operating in San Jose, California, Supermicro is committed to delivering first-to-market innovation for Enterprise, Cloud, AI, and 5G Telco/Edge IT Infrastructure. We are a Total IT Solutions manufacturer with server, AI, storage, IoT, switch systems, software, and support services. Supermicro's motherboard, power, and chassis design expertise further enables our development and production, enabling next-generation innovation from cloud to edge for our global customers. Our products are designed and manufactured in-house (in the US, Taiwan, and the Netherlands), leveraging global operations for scale and efficiency and optimized to improve TCO and reduce environmental impact (Green Computing). The award-winning portfolio of Server Building Block Solutions® allows customers to optimize for their exact workload and application by selecting from a broad family of systems built from our flexible and reusable building blocks that support a comprehensive set of form factors, processors, memory, GPUs, storage, networking, power, and cooling solutions (air-conditioned, free air cooling or liquid cooling).

Supermicro, Server Building Block Solution, and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

All other brands, names, and trademarks are the property of their respective owners.

Investor Relations Contact:
Nicole Noutsios
Stratos Advisors
email: ir@supermicro.com

Source: Super Micro Computer, Inc.

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
 (unaudited)

	June 30,	June 30,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$5,169,911	$1,669,766
Accounts receivable, net of allowance for credit losses	2,374,602	2,737,331
Inventories	4,680,375	4,333,029
Prepaid expenses and other current assets	243,171	191,834
Total current assets	12,468,059	8,931,960
Property, plant, and equipment, net	504,488	414,008
Deferred income taxes, net	607,416	365,172
Other assets	438,466	114,952
Total assets	$14,018,429	$9,826,092
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,281,977	$1,472,381
Accrued liabilities	565,637	259,674
Income taxes payable	53,381	18,268
Lines of credit and current portion of term loans	75,060	402,346
Deferred revenue	368,737	193,052
Total current liabilities	2,344,792	2,345,721
Deferred revenue, non-current	362,645	223,324
Term loans, non-current	37,415	74,083
Convertible notes	4,645,178	1,697,716
Other long-term liabilities	326,528	67,878
Total liabilities	7,716,558	4,408,722
Stockholders’ equity:
Common stock and additional paid-in capital	2,866,449	2,830,820
Accumulated other comprehensive income	705	706
Retained earnings	3,434,539	2,585,680
Total Super Micro Computer, Inc. stockholders’ equity	6,301,693	5,417,206
Non-controlling interest	178	164
Total stockholders’ equity	6,301,871	5,417,370
Total liabilities and stockholders’ equity	$14,018,429	$9,826,092

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
 (unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2025	2024	2025	2024
Net sales	$5,756,911	$5,354,589	$21,972,042	$14,989,251
Cost of sales	5,212,809	4,808,560	19,542,120	12,927,841
Gross profit	544,102	546,029	2,429,922	2,061,410
Operating expenses:
Research and development	183,221	127,471	636,550	463,548
Sales and marketing	64,739	55,963	273,139	189,738
General and administrative	67,751	74,109	267,239	197,350
Total operating expenses	315,711	257,543	1,176,928	850,636
Income from operations	228,391	288,486	1,252,994	1,210,774
Other income, net	16,616	13,955	18,495	22,717
Interest expense	(22,282)	(3,112)	(59,573)	(19,352)
Income before income tax provision	222,725	299,329	1,211,916	1,214,139
Income tax provision	(19,307)	(1,559)	(156,851)	(63,294)
Share of (loss) income from equity investee, net of taxes	(8,264)	(526)	(6,211)	1,821
Net income	$195,154	$297,244	$1,048,854	$1,152,666
Net income per common share (A):
Basic	$0.33	$0.51	$1.77	$2.07
Diluted	$0.31	$0.46	$1.68	$1.92
Weighted-average shares used in the calculation of net income per common share (A):
Basic	597,627	586,883	593,665	555,878
Diluted	624,671	642,081	628,402	602,146
(A) Reflects a ten-for-one stock split on September 30, 2024.

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended June 30,		Years Ended June 30,
	2025	2024	2025	2024
Cost of sales	$6,792	$3,185	$24,505	$15,865
Research and development	53,854	28,890	195,444	114,895
Sales and marketing	10,539	6,197	37,784	21,195
General and administrative	12,427	36,688	56,719	79,552
Stock-based compensation expense, before taxes	$83,612	$74,960	$314,452	$231,507

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
 (unaudited)

	Years ended June 30,
	2025	2024
OPERATING ACTIVITIES:
Net income	$1,048,854	$1,152,666
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	58,344	38,693
Amortization of debt discount and issuance costs	10,268	2,292
Stock-based compensation expense	314,452	231,507
Share of loss (income) from equity investee	6,211	(1,821)
Unrealized foreign currency exchange loss (gain)	18,832	(531)
Loss on extinguishment of convertible notes	30,251	—
Deferred income taxes, net	(214,638)	(168,499)
Other non-cash (income) expense, net	(3,077)	12,343
Changes in operating assets and liabilities:
Accounts receivable, net	362,681	(1,589,187)
Inventories	(355,606)	(2,899,996)
Prepaid expenses and other assets	(58,447)	(44,646)
Accounts payable	(180,968)	679,190
Accrued liabilities	272,404	92,942
Income taxes payable	32,043	(110,897)
Deferred revenue	315,006	111,927
Other long-term liabilities	2,914	8,045
Net cash provided by (used in) operating activities	1,659,524	(2,485,972)
INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(127,214)	(124,279)
Investment in equity securities	(56,000)	(69,673)
Acquisition, net of cash acquired	—	(296)
Net cash used in investing activities	(183,214)	(194,248)
FINANCING ACTIVITIES:
Proceeds from lines of credit and term loans	1,387,991	2,156,529
Repayment of lines of credit and term loans	(1,768,650)	(1,967,545)
Proceeds from exercise of stock options	20,898	29,453
Payment for withholding taxes related to settlement of equity awards	(142,348)	(174,354)
Stock repurchases	(200,000)	—
Issuances of common stock in public offerings, net of issuance costs	—	2,313,983
Debt issuance costs in connection with amended 2029 Convertibles Notes	(31,217)	—
Proceeds from issuance of 2029 Convertible Notes, net of issuance costs	—	1,695,768
Proceeds from issuance of 2028 Convertible Notes, net of issuance costs	683,696	—
Proceeds from issuance of 2030 Convertible Notes, net of issuance costs	2,255,973	—
Purchase of capped calls	(182,215)	(142,140)
Other	(83)	30
Net cash provided by financing activities	2,024,045	3,911,724
Effect of exchange rate fluctuations on cash	1,673	(2,191)
Net increase in cash, cash equivalents and restricted cash	3,502,028	1,229,313
Cash, cash equivalents and restricted cash at the beginning of the period	1,670,273	440,960
Cash, cash equivalents and restricted cash at the end of the period	$5,172,301	$1,670,273

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
 (unaudited)

	Years ended June 30,
	2025	2024
Supplemental disclosure of cash flow information:
Cash paid for interest	$25,490	$16,015
Cash paid for taxes, net of refunds	$327,158	$392,020

Non-cash investing and financing activities:
Unpaid property, plant, and equipment purchases	$16,208	$19,613
Right of use assets obtained in exchange for operating lease commitments	$276,170	$32,581
Transfer of inventory to property, plant, and equipment, net	$8,260	$12,535

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

Use of Non-GAAP Financial Measures

To supplement its condensed consolidated financial results presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures. The specific non-GAAP measures presented below are: gross margin; operating expenses; net income; net income per common share; diluted net income; diluted net income per common share; and effective tax rate. Management believes these non-GAAP measures provide useful information to investors by offering a consistent basis for comparing the Company's performance across periods, excluding items that are not reflective of our core operating results. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; and therefore, should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

We exclude the following adjustments from our non-GAAP financial measures:

Non-GAAP Adjustments

•Stock-based compensation: Stock-based compensation relates primarily to our equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. We believe that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•Loss on extinguishment of convertible notes: We exclude the loss on extinguishment of debt related to our convertible notes from our non-GAAP results, as it is a non-recurring, financing-related charge that does not reflect our underlying operating performance in the period incurred. We believe it is appropriate to exclude this loss - and to present it separately - to provide investors with greater insight, as it is a non-recurring financing activity and is not reflective of ongoing operating results.

•Adjusted EBITDA adjustments: When calculating Adjusted EBITDA, in addition to the adjustments described above, we exclude the impact of Interest expense, Income tax (provision) benefit, and Depreciation and amortization during the period.

Pursuant to the requirements of SEC Regulation G, please see the tables below for the reconciliations of GAAP to Non-GAAP measures. These should be read together with the preceding financial statements prepared in accordance with GAAP.

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

Reconciliation of GAAP Net Income to Adjusted EBITDA:

	Three months ended		Twelve months ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
GAAP Net Income	$195,154	$297,244	$1,048,854	$1,152,666
Interest expense	22,282	3,112	59,573	19,352
Income tax provision	19,307	1,559	156,851	63,294
Depreciation & Amortization	18,636	10,287	58,344	38,693
Stock-based compensation	83,612	74,960	314,452	231,507
Loss on extinguishment of convertible notes	—	—	30,251	—
Adjusted EBITDA	$338,991	$387,162	$1,668,325	$1,505,512

Adjusted EBITDA % of net sales	5.9%	7.2%	7.6%	10.0%

Reconciliation of GAAP to Non-GAAP Gross Margin:

	Three months ended		Twelve months ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
GAAP Gross Profit	$544,102	$546,029	$2,429,922	$2,061,410
Stock-based compensation	6,792	3,185	24,505	15,865
Non-GAAP Gross Profit	$550,894	$549,214	$2,454,427	$2,077,275

GAAP gross margin (%)	9.5%	10.2%	11.1%	13.8%
Stock-based compensation (%)	0.1%	0.1%	0.1%	0.1%
Non-GAAP gross margin (%)	9.6%	10.3%	11.2%	13.9%

Reconciliation of GAAP to Non-GAAP Operating Expenses:

	Three months ended		Twelve months ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
GAAP Operating Expenses	$315,711	$257,543	$1,176,928	$850,636
Adjustments to operating expenses
GAAP R&D operating expenses	183,221	127,471	636,550	463,548
Stock-based compensation	53,854	28,890	195,444	114,895
Non-GAAP R&D operating expenses	129,367	98,581	441,106	348,653

GAAP S&M operating expenses	64,739	55,963	273,139	189,738
Stock-based compensation	10,539	6,197	37,784	21,195
Non-GAAP S&M operating expenses	54,200	49,766	235,355	168,543

GAAP G&A operating expenses	67,751	74,109	267,239	197,350
Stock-based compensation	12,427	36,688	56,719	79,552
Non-GAAP G&A operating expenses	55,324	37,421	210,520	117,798

Non-GAAP Operating Expenses	$238,891	$185,768	$886,981	$634,994

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

Reconciliation of GAAP to Non-GAAP Net Income:

	Three months ended		Twelve months ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
GAAP net income - basic	$195,154	$297,244	$1,048,854	$1,152,666
Adjustments related to stock-based compensation:
Cost of sales	6,792	3,185	24,505	15,865
Operating expenses	76,820	71,775	289,947	215,642
Total adjustments to GAAP income from operations	83,612	74,960	314,452	231,507
Adjustments related to loss on extinguishment of convertible notes:
Other expense	—	—	30,251	—
Total adjustments to GAAP Other expense	—	—	30,251	—
Total adjustments to GAAP income before income tax provision	83,612	74,960	344,703	231,507
Income tax effect of non-GAAP adjustments	(18,120)	(20,169)	(82,835)	(92,810)
Non-GAAP net income - basic	$260,646	$352,035	$1,310,722	$1,291,363

GAAP net income - basic	$195,154	$297,244	$1,048,854	$1,152,666
Convertible note interest charge, net of tax	75	1,095	5,726	1,480
GAAP net income - diluted	$195,229	$298,339	$1,054,580	$1,154,146

Non-GAAP net income - basic	$260,646	$352,035	$1,310,722	$1,291,363
Convertible note interest charge, net of tax	75	1,095	5,726	1,480
Non-GAAP net income - diluted	$260,721	$353,130	$1,316,448	$1,292,843

Weighted-average shares used in the calculation of net income per common share:

Basic - GAAP	597,627	586,883	593,665	555,878
Basic - Non-GAAP	597,627	586,883	593,665	555,878

Diluted - GAAP	624,671	642,081	628,402	602,146
Non-GAAP adjustment	13,663	6,186	11,768	6,713
Diluted - Non-GAAP	638,334	648,267	640,170	608,859

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

Reconciliation of GAAP to Non-GAAP EPS:

	Three months ended		Twelve months ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
GAAP Net Income per common share - basic	$0.33	$0.51	$1.77	$2.07
Adjustments to GAAP:
Stock-based compensation - basic	0.14	0.13	0.53	0.42
Loss on extinguishment of convertible notes - basic	—	—	0.05	—
Income tax - basic	(0.03)	(0.04)	(0.14)	(0.17)
Non-GAAP Net Income per common share - basic	$0.44	$0.60	$2.21	$2.32

GAAP net income per common share - diluted	$0.31	$0.46	$1.68	$1.92
Adjustments to GAAP:
Stock-based compensation - diluted	0.13	0.12	0.48	0.38
Loss on extinguishment of convertible notes - diluted	—	—	0.04	—
Income tax - diluted	(0.03)	(0.04)	(0.14)	(0.18)
Non-GAAP Net Income per common share – diluted	$0.41	$0.54	$2.06	$2.12

GAAP to Non-GAAP Effective Tax Rate:

	Three months ended		Twelve months ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
GAAP effective tax rate	8.7%	0.5%	12.9%	5.2%
Total adjustments to GAAP provision to income tax	3.5%	5.3%	2.5%	5.6%
Non-GAAP effective tax rate	12.2%	5.8%	15.4%	10.8%